SYNERGY BANK

                          SUPPLEMENTAL RETIREMENT PLAN

                        FOR THE BENEFIT OF JOHN S. FIORE


                                    Article I
                                  Introduction

Section 1.01 Purpose, Design and Intent.
             ---------------------------

(a) The purpose of the Synergy Bank Supplemental Retirement Plan for the Benefit of John S. Fiore (the "Plan") is to assist Synergy Bank (the "Company") and its affiliates in retaining the services of John S. Fiore ("Participant") and to continue to induce such employee to use his best efforts to enhance the business of the Company and its affiliates, and to provide certain supplemental retirement benefits to such Participant. The Plan has been implemented concurrent with the termination of the Company's Executive Supplemental Income Agreement for John S. Fiore.

(b) The Plan is intended to constitute an unfunded, unsecured promise to pay retirement compensation to the Participant on the part of the Company. For purposes of ERISA, the Company intends this Plan to be an unfunded obligation solely for the benefit of the Participant for the purpose of qualifying the Plan for the "top hat" exception under sections 201(2), 301(a)(3) and 401(a) of ERISA.

                                   Article II
                                   Definitions

Section 2.01 Definitions.  In this Plan, whenever the context so indicates,  the
             -----------
singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his," and "him," shall refer to a Participant or a beneficiary of a Participant, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

         "Accrued Benefit Account" is defined at Section 5.01.

         "Affiliate" means any corporation, trade or business, which, at the time of reference, is together with the Company, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Company under Section 414(o) of the Code.

         "Annual Retirement Benefit" is defined at Section 4.01.

         "Annual Retirement Benefit Supplement" is defined at Section 4.01.

         "Beneficiary" shall mean a Participant's surviving spouse, if any, the Participant's named beneficiary as reflected on the records of the Company on a form received and accepted by the Company prior to the death of the Participant, or the Participant's estate, in descending order of priority.

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         "BEP" means the  Company's  Benefits  Equalization  Plan related to its
ESOP and Savings Plan, as may be amended from time to time.

         "Board of Directors" or "Board" means the Board of Directors of the Company.

         "Cause" means termination of employment by the Company as a result of the Participant's personal dishonesty, gross negligence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar infractions) or a final cease-and-desist order, or termination as a result of an order or directive issued by a banking regulatory agency. Such determination shall be made by the Board of Directors in good faith following not less than five days written notice to the Participant of the Board's intention to consider such determination.

         "Change in Control" means: (i) the sale of all, or substantially all, of the assets of the Company or the Parent; (ii) the merger or recapitalization of the Company or the Parent whereby the Company or the Parent is not the surviving entity; (iii) a change in control of the Company or the Parent, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company or the Parent by any person, trust, entity or group. This limitation shall not apply to the purchase of shares of up to twenty-five percent (25%) of any class of securities of the Company or the Parent by a tax-qualified employee stock benefit plan. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the person(s) designated by the Board of Directors, pursuant to Section 9.02 of the Plan, to administer the Plan.

         "Common Stock" means the common stock of the Company.

         "Company" means Synergy Bank, a subsidiary of the Parent.

         "Effective Date" means January 1, 2005.

         "Employee" means any person employed by the Company or an Affiliate.

         "Employer" means the Company or Affiliate thereof that employs the Employee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESOP" means the Synergy Financial Group, Inc. Employee Stock Ownership Plan and Trust, as amended from time to time.

         "Final Salary" means the base salary of the Participant as in effect as of the January 1 on or immediately preceding the date of termination of employment of the Participant from the Company and all of its Affiliates. Base Salary shall be calculated as the aggregate base salaries in effect for the Company and its Affiliates for such calendar year.

         "Minimum Annual Retirement Benefit" means the annual payment of $102,366, less applicable tax withholding, from the Company.

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

          "Parent" means Synergy Financial Group, Inc. and any successors thereto.

          "Participant" means John S. Fiore, an officer of the Company.

          "Plan" means this Synergy Bank Supplemental Retirement Plan for the Benefit of John S. Fiore.

          "Qualifying Retirement" is defined at Section 4.01.

          "Retirement Date" is defined at Section 4.01.

          "Savings Plan" means the Synergy Financial Group, Inc. 401K Savings Plan and Trust.

          "Target Benefit Level" is defined at Section 4.01.

          "Trust" means any trust agreement entered into on behalf of the Plan by the Company for the purpose of holding assets of the Company in order to promote the efficient administration of the Plan.


                                   Article III
                          Eligibility and Participation

Section 3.01 Eligibility and Participation.
             -----------------------------

The Plan shall be in effect for the benefit of the Participant as of the Effective Date, subject to approval of the Plan by the Board of Directors.

                                   Article IV
                                  Plan Benefits

Section 4.01 Calculation of Plan Benefits
             ----------------------------

A. Calculation of Retirement Benefits on or after Attainment of Age 60.

1. Upon termination of employment with the Company and its Affiliates at any time (i) after the Participant's attainment of age 60 ("Retirement Date"), (ii) as a result of an involuntary termination of the employment of the Participant by the Company or its Affiliates at any time prior to the Participant's attainment of the Retirement Date, absent termination for Cause or a Change in Control, or (iii) as a result of the deemed attainment of the Retirement Date pursuant to Section 4.01(B) hereinafter ((i), (ii) and (iii) collectively referred to as "Qualifying Retirement"), the Participant shall receive an Annual Retirement Benefit equal to the Minimum Annual Retirement Benefit plus the Annual Retirement Benefit Supplement, if such Annual Retirement Benefit Supplement is greater than zero dollars, in accordance with Section 6.01(a) of the Plan.

2. The Annual Retirement Benefit Supplement shall be calculated as follows:

      The Target Benefit Level shall equal the product of 70% times the Final Salary.

      If the Target Benefit Level is greater than the sum of X plus Y, where:

         X equals the Minimum Annual Retirement Benefit, and

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

         Y equals:

                  The annualized payment for the expected life expectancy of the Participant payable from:

                    i. the Federal social security system estimated to be payable to the Participant reduced by 50%, plus
                    ii. the Account value for the Participant from the Savings Plan attributable to any Company contributions or matching contributions, plus
                    iii. the Account  value for the  Participant  from the ESOP, plus
                    iv. the Account value for the Participant from any other Code Section 401(a) tax-qualified retirement plan of the Company or its Affiliates implemented at any time after the Effective Date, plus
                    v.   the Account value for the Participant from the BEP.

         Then the Annual Retirement Benefit Supplement shall be equal to the difference between the Target Benefit Level and the sum of (X plus Y).

         Such calculations related to the Annual Retirement Benefit Supplement and related account values and the future value of payments shall be made based upon the value of such accounts, an estimate of such payments, and actuarial and interest rate assumptions calculated or determined as of the first day of the calendar month immediately preceding the actual date of termination of employment of the Participant.

B.       Calculation of Retirement Benefit following a Change in Control.

Notwithstanding anything herein to the contrary, if a Participant's employment with the Company and its Affiliates and successors in interest terminates as of or following a Change in Control (other than for Cause) or if the Plan is terminated at any time as of or after such Change in Control, then the Participant shall be deemed to have attained the Retirement Date as of such date of termination of employment or Plan termination, and benefits shall be calculated in accordance with Section 4.01 of the Plan as if the Participant had attained the Retirement Date as of such date of termination. Such benefits shall be paid in accordance with Section 6.01(a) of the Plan.


                                    Article V
                             Accrued Benefit Account

Section 5.01 Plan Benefit Account.
             --------------------

Not later than December 31 of each year after the Effective Date, the Company shall establish and maintain, as a memorandum account on its books, an accrued benefit account ("Accrued Benefit Account") with respect to the Plan. Annually, the Company shall make accruals to such Accrued Benefit Account as are deemed necessary and appropriate in accordance with generally accepted accounting principals and actuarial assumptions with respect to the Participant's participation in the Plan. The Company shall notify the Participant annually within ninety days of the end of each calendar year with respect to the status of such Accrued Benefit Account and the assumptions utilized in determining such account.

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

                                   Article VI
                                Benefit Payments

Section 6.01 Payment of Benefits.
             -------------------


(a)  Termination  following  Retirement  Date.  A  Participant  that  shall have
     ----------------------------------------
     satisfied the requirements of a Qualifying Retirement as a result of meeting the criteria at Section 4.01A(a)(i) shall have the Participant's Annual Retirement Benefit paid to the Participant in the form of an annual payment to be made as soon as administratively feasible after the attainment of the Retirement Date, but in no event prior to six months following the actual date of such termination of employment, and such Annual Retirement Benefit shall continue to be paid annually thereafter for the life of such Participant; provided, however, if the Participant shall terminate employment as a result of death prior to such Retirement Date or die prior to the receipt of a minimum of fifteen such annual payments, then the remaining payments shall be made to the Beneficiary, so that not less than a total of fifteen annual payments shall be made to the Participant and the Beneficiary.

(b)  Involuntary  Termination.  A  Participant  that  shall have  satisfied  the
     ------------------------
     requirements of a Qualifying Retirement as a result of meeting the criteria at Section 4.01A(a)(ii) shall be eligible to receive in a lump-sum payment as soon as administratively feasible after the date that is six months following the actual date of such termination of employment. Such lump-sum payment shall be equal to the present value of the Participant's Annual Retirement Benefit calculated as an annual payment that would be payable commencing on the date that such Participant would attain the Retirement Date, but in no event prior to six months following the actual date of such termination of employment, and such Annual Retirement Benefit would have continued to be paid annually thereafter for the then life expectancy of such Participant, but in no event for a period of less than fifteen annual payments top be made to the Participant or the Beneficiary. Notwithstanding the foregoing, a Participant may elect to defer the payment date of this lump-sum benefit or elect to receive an actuarially equivalent series of future payments, provided that the Participant files such written election with the Company more than one year in advance of the actual date of termination, that such written election is not effective until at least one year after the date of such election, such election specifies the details of the payment timing and form, including that the commencement date of such actual payments shall be no sooner than five years after the commencement date of such payments before such election is made, that no payment or portion thereof shall be accelerated as a result of such written election, and such other requirements that may be necessary in order for such election to meet the requirements under Section 409A of the Code and regulations promulgated thereunder so that the Plan shall not fail to meet the requirements of such Section 409A of the Code for the deferral of the recognition of taxable income until the date that such Plan benefits are paid to the Participant or Beneficiary. For purposes of calculating the present value of such payments, the interest rate in effect with respect to five year US treasury obligations as of the date of termination of employment as reported in the Wall Street Journal, Eastern Edition shall be
     utilized.                     ------------------------------------

(c)  Termination  following a Change in Control.  A Participant  that shall have
     ------------------------------------------
     satisfied the requirements of a Qualifying Retirement as a result of meeting the criteria at Section 4.01A(a)(iii) shall commence receipt of the Participant's Annual Retirement Benefit as soon as administratively feasible following the Participant's actual attainment of age 60, but in no event prior to six months following the actual date of such termination of employment, and such payments shall continue annually thereafter for the life of such Participant; provided, however, if the Participant shall die prior to the receipt of any or the minimum of fifteen such annual payments, then the remaining payments shall be made to the Beneficiary, so that not less than a

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

     total of fifteen annual payments shall be made to the Participant and the Beneficiary following a Change in Control.


(d) A Participant shall have a non-forfeitable right to the commencement of the payment of the Annual Retirement Benefit, in the form as detailed at
     Section 6.01(a), (b) or (c), upon satisfying the applicable requirements of the respective Qualifying Retirement.

(e) A Participant that has completed not less than ten calendar years of service as an Employee of the Company (including employment with Schering Employees Federal Credit Union) but who voluntarily terminates such employment prior to the Retirement Date (absent the Participant's termination of employment for Cause or termination following a Change in Control) shall have a non-forfeitable right to payment of the Accrued Benefit Account in effect as of the date of such termination of employment in the form of a lump-sum payment to be made as soon as administratively feasible following six months after such date of termination of employment; provided that if the Participant shall die prior to such payment date or terminate employment as a result of death, then such sum shall be payable as soon as administratively feasible to the Beneficiary.

(f) A Participant that has completed not less than ten calendar years of service as an Employee of the Company (including employment with Schering Employees Federal Credit Union) but whose employment with the Company or any Affiliate is terminated for Cause shall have a non-forfeitable right to payment of the Accrued Benefit Account in effect as of the date of such termination of employment in the form of a lump-sum payment to be made as soon as administratively feasible following six months after such date of termination of employment; provided that such payment shall be reduced by such amount that shall be determined by the Company as necessary to reimburse the Company or its Affiliates for such losses or adverse economic impacts resulting from such actions or omissions by the Participant that justified such termination for Cause or as may be directed by applicable regulatory action by the Federal Deposit Insurance Corporation, Office of Thrift Supervision or other applicable regulatory agency having authority over the Company or any of its Affiliates; provided that if the Participant shall die prior to such payment date, then such sum shall be payable as soon as administratively feasible to the Beneficiary.

(g) The Company shall withhold such amounts as it deems necessary with respect to any benefit payments to be made in accordance with the Plan in order to satisfy its tax withholding obligations under applicable Federal, State or local law.

(h) Notwithstanding anything herein to the contrary, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Participant by the Company or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code, and regulations promulgated thereunder or that will subject the Participant to the excise tax detailed at Section 4999(a) of the Code.

(i) During the Participant's period of employment with the Company and at all times following the Participant's termination of employment (absent termination for Cause) at anytime after the Participant has completed not less than ten calendar years of employment with the Company (including employment with Schering Employees Federal Credit Union), the Company shall

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

     maintain a life insurance policy on the life of the Participant whereby the Company shall assign two million dollars from the death proceeds of such insurance policy to the beneficiary designated by the Participant in accordance with an assignment agreement as set forth at Schedule 6.01 to this Plan; provided, however, such death benefits referred to at this subparagraph shall be in addition to, not in lieu of, any benefits that will otherwise be payable to the Beneficiary under this Plan following the death of the Participant.

                                   Article VII
                                Claims Procedures

Section 7.01 Claims Reviewer.
             ---------------

For purposes of handling claims with respect to this Plan, the "Claims Reviewer" shall be the Committee, unless the Committee designates another person or group of persons as Claims Reviewer.

Section 7.02 Claims Procedure.

(a) An initial claim for benefits under the Plan must be made by the Participant or the Beneficiary or Beneficiaries in accordance with the terms of this Section 7.02.

(b) Not later than ninety (90) days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Participant's beneficiary or beneficiaries with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for the extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of ninety (90) days from the end of the initial 90-day period.

(c) In the event the Claims Reviewer denies the claim of a Participant or any beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

(d) Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Committee upon written request submitted by the claimant or the claimant's duly authorized representative and received by the Committee within sixty
     (60) days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Committee shall act to deny or accept the claim within sixty (60) days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Committee shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Committee shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Committee shall be in the form

(e) In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII.

                                  Article VIII
                            Amendment and Termination

Section 8.01 Amendment of the Plan.
             ---------------------

The Company may from time to time and at any time amend the Plan; provided, however, that such amendment may not adversely affect the rights of any Participant or Beneficiary with respect to any benefit under the Plan to which the Participant or Beneficiary may have previously become entitled to receive or would become entitled to receive without implementation of such Plan amendment prior to the Retirement Date without the consent of the Participant or Beneficiary. The Committee shall be authorized to make minor or administrative changes to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes); provided, however, that such amendments must subsequently be ratified by the Board of Directors.

Section 8.02 Termination of the Plan.
             -----------------------

The Company may at any time terminate the Plan; provided, however, that such termination may not adversely affect the rights of any Participant or Beneficiary with respect to any benefit under the Plan to which the Participant or Beneficiary may have previously become entitled to receive or would become entitled to receive without implementation of such Plan amendment prior to the Retirement Date, or in accordance with the provisions of Section 4.01(B) herein, without the consent of the Participant or Beneficiary.

                                   Article IX
                               General Provisions

Section 9.01 Unfunded, Unsecured Promise to Make Payments in the Future.
             ----------------------------------------------------------

The right of a Participant or any beneficiary to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Company or its Affiliates, and neither a Participant, nor his designated beneficiary or beneficiaries, shall have any rights in or against any amount credited to any account under this Plan or any other assets of the Company or an Affiliate. The Plan at all times shall be considered entirely unfunded both for purposes of the Code and for purposes of Title I of ERISA. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Company or an Affiliate and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or any Beneficiary. The Plan constitutes a mere promise by the Company or Affiliate to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such Participant or Beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 9.02 Committee as Plan Administrator.
             -------------------------------

(a) The Plan shall be administered by the Committee designated by the Board of Directors of the Company.

(b) The Committee shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate. The Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. In addition, the Committee shall have the authority and power to delegate any of its administrative duties to employees of the Company or an Affiliate, as they may deem appropriate. The Committee shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Company with respect to the Plan. The interpretations, determinations, regulations and calculations of the Committee shall be final and binding on all persons and parties concerned.

Section 9.03 Expenses.
             --------

The expenses of administration of the Plan shall be paid by the Company.

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

Section 9.04 Statements.
             ----------

The Committee shall furnish an annual statement of the Accrued Benefit Account to the Participant, in such form as determined by the Committee or as required by law.

Section 9.05 Rights of Participants and Beneficiaries.
             ----------------------------------------

(a) The sole rights of a Participant or Beneficiary under this Plan shall be to have this Plan administered according to its provisions and to receive whatever benefits he or she may be entitled to hereunder.

(b) Nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Company or an Affiliate will be sufficient to pay any benefit hereunder.

(c) The adoption and maintenance of this Plan shall not be construed as creating any contract of employment or service between the Company or an Affiliate and any Participant or other individual. The Plan shall not affect the right of the Company or an Affiliate to deal with any Participants in employment or service respects, including their hiring, discharge, compensation, and other conditions of employment or service.

Section 9.06 Incompetent Individuals.
             -----------------------

The Committee may, from time to time, establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to a Participant or beneficiary in the event that such Participant or Beneficiary is declared incompetent and a conservator or other person is appointed and legally charged with that Participant's or Beneficiary's care. Except as otherwise provided for herein, when the Committee determines that such Participant or beneficiary is unable to manage his financial affairs, the Committee may pay such Participant's or Beneficiary's benefits to such conservator, person legally charged with such Participant's or Beneficiary's care, or institution then contributing toward or providing for the care and maintenance of such Participant or beneficiary. Any such payment shall constitute a complete discharge of any liability of the Company or an Affiliate and the Plan for such Participant or beneficiary.

Section 9.07 Sale, Merger or Consolidation of the Company.
             --------------------------------------------

The Plan may be continued after a sale of assets of the Company, or a merger or consolidation of the Company into or with another corporation or entity only if, and to the extent that, the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall be terminated subject to the provisions of Sections 4.01B and 8.02 of the Plan. Any legal fees incurred by a Participant in determining benefits to which such Participant is entitled under the Plan following a sale, merger, or consolidation of the Company or an Affiliate of which the Participant is an Employee or, if applicable, a member of the Board of Directors, shall be paid by the resulting or succeeding entity.

Section 9.08 Location of Participants.
             ------------------------

The Participant shall keep the Company informed of his current address and the current address of his designated beneficiary or beneficiaries. The Company shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his beneficiary had died at the end of such three-year period.

Section 9.09 Liability of the Company and its Affiliates.
             -------------------------------------------

Notwithstanding any provision herein to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

Section 9.10 Governing Law.
             -------------

All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and, to the extent not preempted by such laws, by the laws of the State of New Jersey.

Having been adopted by its Board of Directors, this Plan is executed by its duly authorized officer this 22nd day of February, 2005.



                                       SYNERGY BANK ("Company")

Attest:

                                       By:

/s/Kevin A. Wenthen                         /s/Kenneth S. Kasper
-------------------------------             ------------------------------------
Corporate Secretary                         For the Entire Board of Directors



Acknowledged and Agreed:                    Participant


                                            /s/John S. Fiore
                                            ------------------------------------
                                            John S. Fiore